EXHIBIT 99.1

20 North Broadway Oklahoma City, Oklahoma 73102-8260	Telephone: (405) 235-3611 Fax: (405) 552-4667

NEWS RELEASE

Investor contact:	Zack Hager
(405) 552-4526

Media contact:	Brian Engel
(405) 228-7750

DEVON ENERGY EARNS $563 MILLION IN FIRST QUARTER OF 2005;
EARNINGS PER SHARE INCREASE 14 PERCENT

OKLAHOMA CITY – May 4, 2005 – Devon Energy Corporation (NYSE:DVN) today reported net earnings for the quarter ended March 31, 2005, of $563 million, or $1.17 per common share ($1.14 per diluted common share). This is a 14 percent increase over Devon’s first quarter 2004 net earnings of $494 million, or $1.03 per common share ($1.00 per diluted common share). Per-share amounts reflect a two-for-one stock split completed in November 2004.

Canadian Winter Drilling Leads Operating Highlights

     Devon drilled a total of 685 wells in the first quarter, with 56 percent of the wells concentrated in Canada.

•	The company drilled a total of 384 wells in its Canadian winter drilling program, with an overall success rate of 97 percent. This was the most active winter drilling program in the company’s history. At the peak of activity, Devon was running 64 rigs in Canada.

•	In the United States, Devon drilled 47 wells in the Barnett Shale, the largest natural gas field in Texas. Devon is the most active Barnett Shale operator and the largest natural gas producer in the state of Texas.

•	In the Gulf of Mexico, Devon commenced drilling an appraisal of its 2002 Cascade discovery on Walker Ridge block 206 in the first quarter. Cascade is one of three discoveries Devon is evaluating in the high potential, lower Tertiary trend. In April, the company also commenced drilling an appraisal of its Jack lower Tertiary discovery and plans to drill an additional appraisal of the St. Malo discovery later in 2005.

•	Devon continued development of its Gulf of Mexico Magnolia deepwater field in the first quarter. Two wells have been producing a combined seven thousand Boe per day, net to Devon. The third of eight planned wells is in the final stages of completion. Devon has a 25 percent working interest in Magnolia.

Higher Prices Drive Oil and Gas Sales

     Devon’s sales of oil, gas and natural gas liquids increased six percent to $1.9 billion in the quarter ended March 31, 2005. The increase was driven by higher realized prices for all products.

     Combined oil, gas and natural gas liquids production averaged 660 thousand Boe per day in the quarter ended March 31, 2005. This was a six percent decrease from the average rate of 703 thousand Boe per day in 2004. Properties in North America that Devon is divesting accounted for the majority of the first quarter production decline. The divestiture properties produced 27 thousand Boe per day less in the first quarter of 2005 than in the first quarter of 2004. Outside North America, Devon’s share of oil production from the Zafiro field in Equatorial Guinea also declined. In accordance with contract terms, Devon’s share of production from Zafiro was reduced in April 2004. Devon’s Zafiro production was about 17 thousand barrels per day less in the first quarter of 2005 compared to the first quarter of 2004.

     Devon’s realized natural gas prices increased nine percent to $5.50 per thousand cubic feet in the first quarter of 2005, compared with $5.05 per thousand cubic feet in 2004. Average realized oil prices increased 24 percent to $34.47 per barrel in 2005, compared with $27.78 per barrel in 2004. The company’s average realized price for natural gas liquids improved 23 percent in 2005 to $24.30 per barrel, compared with $19.78 per barrel in 2004.

     Marketing and midstream revenues and expenses of $416 million and $331 million, respectively, for 2005 were essentially flat with 2004. This resulted in a marketing and midstream margin of $85 million. In the first quarter of 2005, Devon closed a sale of non-core midstream assets. This sale resulted in a $150 million gain that was recorded in other income.

Higher Costs Reflect Sector Inflation

     Increased levels of activity throughout the exploration and production industry are reflected by rising costs. Devon’s lease operating expenses increased 12 percent to $348 million in the first quarter of 2005. Unit lease operating expenses increased 21 percent to $5.85 per Boe. Increases in ad valorem taxes, well workover expenses, power, fuel and repairs and maintenance costs, in addition to the compounding effect of the weaker U.S. dollar, drove the increase in unit costs.

     Production taxes increased 25 percent to $78 million in the first quarter of 2005. Higher oil and gas revenues and a $9 million retroactive adjustment to prior years’ taxes as a result of recent regulatory rulings contributed to the increase.

     Depreciation, depletion and amortization of oil and gas properties increased less than one percent in 2005, to $541 million. General and administrative expenses decreased 24 percent, to $58 million in 2005.

     Income tax expense was $350 million, or 38 percent of pre-tax earnings in 2005 compared to $282 million, or 36 percent in 2004. Included in 2005 current income taxes are additional taxes for the planned repatriation of foreign earnings and gains on sales of assets. These items are described further in the “Items Excluded from Published Estimates” section of this release.

Cash Flow Before Balance Sheet Changes Exceeds $1 billion

     Cash flow before balance sheet changes was $1.1 billion in the first quarter of 2005. Cash and marketable securities on hand rose to $2.5 billion as of March 31, 2005. Approximately $1.6 billion of this amount is earmarked for debt repayments through 2006. A reconciliation of cash flow before balance sheet changes, which is a non-GAAP measure, is provided in this release.

     Devon’s net debt to adjusted capitalization was 26 percent at March 31, 2005. This compares to 36 percent at March 31, 2004. Reconciliations of net debt and adjusted capitalization, which are non-GAAP measures, are also provided in this release.

Divestiture Results Exceed Target; Stock Repurchase Program Ahead of Schedule

     Devon issued a separate release today describing the results of its non-core oil and gas properties divestiture program. Purchase and sale agreements have been signed for all of the selected U.S. and Canadian assets offered for sale. Gross and after-tax proceeds from the divestitures are expected at $2.3 billion and $2.0 billion, respectively. After-tax proceeds were originally estimated at $1.0 billion to $1.5 billion.

     In October 2004, Devon commenced a program to repurchase up to 10 percent, or 50 million shares, of its common stock. As of March 31, 2005, Devon had repurchased approximately 18 million shares at a total cost of $746 million. The company now anticipates completing the stock repurchase program by September 30, 2005, approximately six months earlier than previously estimated.

Items Excluded from Published Estimates

     Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates for the company’s financial results. Such items and their effects upon first quarter 2005 reported earnings were as follows:

•	A change in fair value of derivative financial instruments not associated with hedges decreased earnings by $52 million pre-tax ($33 million after tax).

•	A loss on oil hedges associated with divestiture properties that no longer qualify for hedge accounting decreased earnings by $39 million pre-tax ($25 million after tax).

•	A gain on the sale of marketing and midstream assets increased earnings by $150 million pre-tax ($98 million after tax).

•	Current tax expense resulting from the planned repatriation of foreign earnings under The American Jobs Creation Act of 2004 decreased earnings by $32 million.

     The following table summarizes the effects of these items on earnings and income taxes. Included in the table are the tax effects of oil and gas property divestitures that had no effect on net earnings.

(in millions)

	Pretax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of derivative financial instruments	$(52)	—	(19)	(19)	(33)	—
Gain on sale of certain non-oil and gas assets	150	52	—	52	98	(52)
Loss on hedges for divestiture properties	(39)	(14)	—	(14)	(25)	(25)
Effects of $500 million repatriation of Canadian earnings	—	32	—	32	(32)	(32)
Effects of oil and gas property divestitures	—	32	(32)	—	—	(32)

Totals	$59	102	(51)	51	8	(141)

     In aggregate, these items increased 2005 net earnings by $8 million, or two cents per common share (two cents per diluted share). These items and their associated tax effects decreased cash flow before balance sheet changes by $141 million.

Conference Call to be Webcast Today

     Devon will discuss its first quarter 2005 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

PRODUCTION DATA
(net of royalties)

	Quarter Ended
	March 31,
	2005	2004

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	115.8	118.8
U.S. Offshore	29.1	33.1

Total U.S.	144.9	151.9
Canada	66.2	67.3
International	2.7	3.0

Total Natural Gas	213.8	222.2

Oil (MMBbls)
U.S. Onshore	3.3	3.7
U.S. Offshore	4.5	5.0

Total U.S.	7.8	8.7
Canada	3.2	3.4
International	6.8	8.8

Total Oil	17.8	20.9

Natural Gas Liquids (MMBbls)
U.S. Onshore	4.4	4.4
U.S. Offshore	0.2	0.3

Total U.S.	4.6	4.7
Canada	1.3	1.2
International	0.1	0.1

Total Natural Gas Liquids	6.0	6.0

Oil Equivalent (MMBoe)
U.S. Onshore	27.0	27.9
U.S. Offshore	9.6	10.8

Total U.S.	36.6	38.7
Canada	15.5	15.9
International	7.3	9.4

Total Oil Equivalent	59.4	64.0

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,285.9	1,305.6
U.S. Offshore	323.6	363.3

Total U.S.	1,609.5	1,668.9
Canada	735.4	739.4
International	30.2	33.1

Total Natural Gas	2,375.1	2,441.4

Oil (MBbls)
U.S. Onshore	37.0	40.4
U.S. Offshore	49.4	54.9

Total U.S.	86.4	95.3
Canada	36.1	37.8
International	75.6	96.6

Total Oil	198.1	229.7

Natural Gas Liquids (MBbls)
U.S. Onshore	49.1	48.4
U.S. Offshore	2.6	3.4

Total U.S.	51.7	51.8
Canada	13.9	13.5
International	0.8	0.9

Total Natural Gas Liquids	66.4	66.2

Oil Equivalent (MBoe)
U.S. Onshore	300.4	306.4
U.S. Offshore	105.9	118.9

Total U.S.	406.3	425.3
Canada	172.5	174.5
International	81.5	103.0

Total Oil Equivalent	660.3	702.8

REALIZED PRICE DATA
(average realized prices)

	Quarter Ended
	March 31,
	2005	2004

Realized Prices

Natural Gas ($/Mcf)
U.S. Onshore	$5.17	4.89
U.S. Offshore	$6.56	6.02
Total U.S.	$5.45	5.14
Canada	$5.68	4.92
International	$3.83	3.14

Total Natural Gas	$5.50	5.05

Oil ($/Bbl)
U.S. Onshore	$43.48	29.32
U.S. Offshore	$32.84	30.41
Total U.S.	$37.39	29.95
Canada	$23.91	23.03
International	$36.16	27.51

Total Oil	$34.47	27.78

Natural Gas Liquids ($/Bbl)
U.S. Onshore	$21.96	18.09
U.S. Offshore	$26.14	21.84
Total U.S.	$22.17	18.34
Canada	$31.98	25.25
International	$28.13	21.06

Total Natural Gas Liquids	$24.30	19.78

Oil Equivalent ($/Boe)
U.S. Onshore	$31.06	27.58
U.S. Offshore	$35.99	33.08
Total U.S.	$32.35	29.12
Canada	$31.78	27.78
International	$35.26	26.99

Total Oil Equivalent	$32.56	28.47

BENCHMARK PRICES
(average prices)

	Quarter Ended
	March 31,
	2005	2004

Benchmark Prices

Natural Gas ($/Mcf) – Henry Hub	$6.27	5.69
Oil ($/Bbl) – West Texas Intermediate (Cushing)	$49.90	35.12

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES
(average floating price differentials from benchmark prices)

	Quarter Ended
	March 31,
	2005	2004

Price Differentials

Natural Gas ($/Mcf)
U.S. Onshore	$(1.09)	(0.80)
U.S. Offshore	$0.29	0.34
Total U.S.	$(0.82)	(0.55)
Canada	$(0.43)	(0.62)
International	$(1.46)	(2.55)

Total Natural Gas	$(0.70)	(0.60)

Oil ($/Bbl)
U.S. Onshore	$(4.66)	(2.07)
U.S. Offshore	$(4.80)	(0.79)
Total U.S.	$(4.74)	(1.33)
Canada	$(13.10)	(6.65)
International	$(7.95)	(5.36)

Total Oil	$(7.49)	(3.90)

CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Quarter Ended
	March 31,
	2005	2004

Revenues

Oil sales	$615	581
Gas sales	1,175	1,121
Natural gas liquids sales	145	119
Marketing & midstream revenues	416	417

Total revenues	2,351	2,238

Expenses

Lease operating expenses	348	310
Production taxes	78	62
Marketing & midstream operating costs and expenses	331	332
Depreciation, depletion and amortization of oil and gas properties	541	538
Depreciation and amortization of non-oil and gas properties	38	34
Accretion of asset retirement obligation	12	11
General & administrative expenses	58	77
Interest expense	118	118
Effects of changes in foreign currency exchange rates	—	6
Change in fair value of derivative financial instruments	52	(4)
Other income, net	(138)	(22)

Total expenses	1,438	1,462

Earnings before income tax expense	913	776

Income Tax Expense (Benefit)

Current	352	203
Deferred	(2)	79

Total income tax expense	350	282

Net earnings	563	494

Preferred stock dividends	2	2

Net earnings applicable to common stockholders	$561	492

Net earnings per weighted average common share outstanding
Basic	$1.17	1.03
Diluted	$1.14	1.00
Basic weighted average shares outstanding	480	478
Diluted weighted average shares outstanding	496	493

CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31,	December 31,
	2005	2004
		(Audited)

Assets

Current assets

Cash and cash equivalents	$1,499	1,152
Short-term investments	1,033	967
Accounts receivable	1,364	1,320
Fair value of derivative financial instruments	—	1
Deferred income taxes	317	289
Other current assets	152	143

Total current assets	4,365	3,872

Property and equipment, at cost	32,795	32,114
Less accumulated depreciation, depletion and amortization	13,316	12,768

Net property and equipment	19,479	19,346

Investment in ChevronTexaco Corporation common stock, at fair value	827	745
Fair value of derivative financial instruments	—	8
Goodwill	5,624	5,637
Other assets	381	417

Total Assets	$30,676	30,025

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable:
Trade	$937	715
Revenues and royalties due to others	451	487
Income taxes payable	428	223
Current portion of long-term debt	932	933
Accrued interest payable	97	139
Fair value of derivative financial instruments	562	399
Current portion of asset retirement obligation	68	46
Accrued expenses and other current liabilities	285	158

Total current liabilities	3,760	3,100

Debentures exchangeable into shares of ChevronTexaco Corporation common stock	696	692
Other long-term debt	6,312	6,339
Fair value of derivative financial instruments	129	72
Asset retirement obligation, long-term	685	693
Other liabilities	379	366
Deferred income taxes	5,081	5,089

Stockholders’ equity

Preferred stock	1	1
Common stock	47	48
Additional paid-in capital	8,588	9,087
Retained earnings	4,218	3,693
Accumulated other comprehensive income	858	930
Deferred compensation and other	(78)	(85)

Stockholders’ Equity	13,634	13,674

Total Liabilities & Stockholders’ Equity	$30,676	30,025

Common Shares Outstanding	474	484

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Quarter Ended March 31,
	2005	2004

Cash Flows From Operating Activities

Earnings	$563	494
Adjustments to reconcile earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	579	572
Accretion of asset retirement obligation	12	11
Accretion of discounts on long-term debt, net	3	4
Effects of changes in foreign currency exchange rates	—	6
Change in fair value of derivative financial instruments	52	(4)
Deferred income tax (benefit) expense	(2)	79
Gain on sale of assets	(150)	(4)
Other	12	8

	1,069	1,166
Changes in assets and liabilities, net of acquisitions of businesses:
(Increase) decrease in:
Accounts receivable	(44)	(117)
Other current assets	(8)	3
Long-term other assets	32	—
Increase (decrease) in:
Accounts payable	51	102
Income taxes payable	205	194
Accrued interest and expenses	82	(112)
Long-term other liabilities	1	(13)

Net cash provided by operating activities	1,388	1,223

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	432	11
Capital expenditures	(867)	(890)
Purchases of short-term investments	(1,147)	(731)
Sales of short-term investments	1,081	693

Net cash used in investing activities	(501)	(917)

Cash Flows From Financing Activities

Principal payments on long-term debt	—	(211)
Issuance of common stock, net of issuance costs	57	108
Repurchase of common stock	(557)	—
Dividends paid on common stock	(36)	(24)
Dividends paid on preferred stock	(2)	(2)

Net cash used in financing activities	(538)	(129)

Effect of exchange rate changes on cash	(2)	(7)
Net increase in cash and cash equivalents	347	170
Cash and cash equivalents at beginning of period	1,152	932

Cash and cash equivalents at end of period	$1,499	1,102

DRILLING ACTIVITY

	Quarter Ended
	March 31,
	2005	2004

Exploration Wells Drilled

U.S.	12	6
Canada	117	99
International	—	2

Total	129	107

Exploration Wells Success Rate

U.S.	67%	17%
Canada	91%	90%
International	—	50%

Total	89%	85%

Development Wells Drilled

U.S.	280	277
Canada	267	224
International	9	15

Total	556	516

Development Wells Success Rate

U.S.	99%	98%
Canada	99%	91%
International	100%	100%

Total	99%	95%

Total Wells Drilled

U.S.	292	283
Canada	384	323
International	9	17

Total	685	623

Total Wells Success Rate

U.S.	97%	96%
Canada	97%	90%
International	100%	94%

Total	97%	93%

COMPANY OPERATED RIGS

	March 31,
	2005	2004

Number of Company Operated Rigs Running

U.S.	54	47
Canada	7	13
International	2	2

Total	63	62

CAPITAL EXPENDITURES DATA
(in millions)

	Quarter Ended
	March 31,
	2005	2004

Capital Expenditures

U.S. Onshore	$333	212
U.S. Offshore	106	71

Total U.S.	439	283
Canada	474	346
International	32	35
Marketing & midstream	12	11
Capitalized general & administrative costs	47	42
Capitalized interest costs	19	17
Corporate	7	30

Total	$1,030	764

Non-GAAP Financial Measures

     The United States Securities and Exchange Commission requires public companies such as Devon to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Cash flow before balance sheet changes and net debt are Non-GAAP financial measures. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.

RECONCILIATION TO GAAP INFORMATION
(in millions)

	Quarter Ended
	March 31,
	2005	2004

Net Cash Provided By Operating Activities (GAAP)	$1,388	1,223

Changes in assets and liabilities, net of effects of acquisitions of businesses	(319)	(57)

Cash flow before balance sheet changes (Non-GAAP)	$1,069	1,166

     Devon believes that using net debt, defined as debt less cash and the debentures exchangeable into shares of ChevronTexaco common stock, for the calculation of net debt to adjusted capitalization provides a better measure than using debt. Management believes that because cash can be used to repay indebtedness, netting cash against debt provides a clearer picture of the future demands on cash to repay debt. Also, included in Devon’s indebtedness are $696 million of debentures exchangeable into 14.2 million shares of ChevronTexaco common stock owned outright by Devon. Since these shares, with a market value of $827 million as of March 31, 2005, are being held by Devon exclusively to satisfy the related indebtedness, Devon believes netting the value of the debentures provides a clearer picture of future demands on cash to repay debt. This methodology is also utilized by various lenders, rating agencies and securities analysts as a measure of Devon’s indebtedness.